         ===============================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           BANCORP RHODE ISLAND, INC.
             -------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                             Rhode Island 05-0509802
--------------------------------------------------------- --------------------------------------
(State or other jurisdiction of incorporation (I.R.S. Employer Identification No.) or organization)

              One Turks Head Place, Providence, Rhode Island 02903
       ---------------------------------------------- -------------------
              (Address of Principal Executive Offices) (Zip Code)

                2002 Incentive and Nonqualified Stock Option Plan
                -------------------------------------------------
                            (Full title of the plans)

                          Merrill W. Sherman, President
                           Bancorp Rhode Island, Inc.
                              One Turks Head Place
                              Providence, RI 02903
                              --------------------
                     (Name and address of agent for service)

                                 (401) 456-5000
                                 --------------
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                            Margaret D. Farrell, Esq.
                        Hinckley, Allen & Snyder LLP
                                1500 Fleet Center
                         Providence, Rhode Island 02903
                                 (401) 274-2000

                                 ====================================================================
                                                    CALCULATION OF REGISTRATION FEE
                                 ====================================================================
Title of                                   Proposed               Proposed
securities               Amount            maximum                maximum                 Amount of
to be                    to be             offering price         aggregate               registration
registered               registered (1)    per share(2)           offering price          fee
-----------------------------------------------------------------------------
Common Stock             75,000            $23.975                $1,798,125              $145.47
(par value
$0.01)
------------------------------------------------------------------------------

(1)  Based solely on the number of shares of common  stock,  par value $0.01 per
     share  (the  "Common   Stock"),   of  Bancorp  Rhode   Island,   Inc.  (the
     "Registrant")  reserved for issuance upon exercise of options granted or to be granted pursuant to the above named stock option plans (the "Plans"). In addition to such shares, this Registration Statement covers an undetermined number  of  shares of Common  Stock of the  Registrant  that,  by reason of certain events specified in the Plans, may become issuable upon exercise of options through the application of certain anti-dilution provisions.

(2)  Estimated  solely for the purpose of calculating  the  registration  fee in accordance with Rule 457(h),  pursuant to which a total of 75,000 shares of the Registrant's Common Stock that may be acquired upon exercise of options to be granted are deemed to be offered at $23.975 per share, the average of the high and low prices of the Registrant's Common Stock as reported by The
     Nasdaq Stock Market(R)on July 16, 2003.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.       Plan Information.

     Not required to be filed with the Securities and Exchange  Commission  (the
"Commission").

Item 2.       Registrant Information and Employee Plan Annual Information.

     Not required to be filed with the Commission.

     Note:  The documents  containing the  information  specified in this Part I will be sent or given to Plan participants as specified by Rule 428(b)(1).  Such documents  need  not be  filed  with  the  Commission  either  as  part  of this registration  statement or as prospectuses or prospectus supplements pursuant to
Rule 424. These  documents and the documents  incorporated  by reference in this registration  statement  pursuant  to  Item 3 of Part  II of  this  Form,  taken together,  constitute a prospectus that meets the  requirements of Section 10(a)
of the Securities Act of 1933, as amended ("Securities Act").

                        Registration of Additional Shares

     The Registrant  filed a  Registration  Statement with the Commission on May
24,  2002 on  Form  S-8,  incorporated  herein  by  reference,  relating  to the
Registrant's  2002  Incentive  and  Nonqualified  Stock  Option  Plan (the "2002
Plan"),  and the  Non-Employee  Directors Stock Plan, as amended (the "Directors
Plan"),  registering  200,000  shares of Common Stock reserved for issuance upon exercise  of  options  granted  or to be  granted  under  the  2002  Plan and an additional  25,000 shares of common stock reserved for issuance upon exercise of options granted or to be granted under the Directors  Plan.  Pursuant to Section
3.2 of the 2002  Plan,  the  number of shares of  Common  Stock  authorized  for issuance  under the 2002 Plan has been  automatically  increased from 200,000 to
275,000.  This  Registration  Statement  shall serve to register the  additional
75,000 shares issuable under the 2002 Plan.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.       Incorporation of Documents by Reference.

     The  following   documents  and  information   heretofore  filed  with  the
Commission by the Registrant are incorporated by reference in this  registration statement:

(1)  The  description  of  the  Registrant's   Common  Stock  contained  in  the
     Registrant's   Registration   Statement  filed  under  Section  12  of  the
     Securities  Exchange Act of 1934, as amended  ("Exchange Act") on Form 8-A, including all  amendments or reports filed for the purpose of updating such description.

(2)  The Annual Report of the  Registrant on Form 10-K for the fiscal year ended
     December 31, 2002.

(3)  The Registrant's  Quarterly Report on Form 10-Q for the quarter ended March
     31, 2003.

(4)  The  Registrant's  Current  Report on Form 8-K filed with the Commission on
     April 15, 2003.

(5)  The  Registrant's  Definitive  Proxy Statement filed with the Commission on
     April 18,  2003 in  connection  with the  Registrant's  Annual  Meeting  of
     Shareholders held on May 21, 2003.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the  Exchange  Act after the end of the fiscal year ended  December
31, 2002 and prior to the date of the  termination of the offering of the Common
Stock offered hereby shall be deemed to be  incorporated  by reference into this registration  statement  and to be a part hereof from the date of filing of such documents.  Any  statement  contained  herein or in a document  incorporated  or deemed to be incorporated by reference  herein shall be deemed to be modified or superseded  for  purposes of this  registration  statement  to the extent that a statement  contained  herein  or in any  document  which is or is  deemed  to be incorporated by reference  herein  modifies or supersedes  such  statement.  Any statement so modified or superseded  shall not be deemed,  except as so modified or superseded, to constitute a part of this registration statement.

     The  Registrant  will  provide  without  charge  to each  person  to whom a
Prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents).  Written requests should be directed to Albert
R. Rietheimer, Chief Financial Officer, Bank Rhode Island, One Turks Head Place,
Providence,  Rhode  Island  02903.  Telephone  requests may be directed to (401)
456-5000.

Item 4.       Description of Securities.

     Not applicable.

Item 5.       Interests of Named Experts and Counsel.

     Certain  legal  matters in  connection  with the  validity of the shares of
Common  Stock  offered  hereby  have  been  passed  upon for the  Registrant  by
Hinckley,  Allen & Snyder LLP, 1500 Fleet Center,  Providence,  Rhode Island
02903.  Margaret D. Farrell,  a partner of Hinckley,  Allen & Snyder LLP, is the  Secretary  of the  Registrant  and a member  of the  Registrant's  Board of
Directors.

Item 6.       Indemnification of Directors and Officers.

     Item 20. "Indemnification of Directors and Officers" of Part II of the Form
S-4  Registration  Statement  declared  effective by the Commission on April 13,
2000, including all amendments or reports filed for the purpose of updating such information, is hereby incorporated by reference in this registration statement.

Item 7.       Exemption from Registration Claimed.

     Not applicable.

Item 8.       Exhibits.

         Exhibit No.       Description
         ----------        -----------

         5                 Opinion of Hinckley, Allen & Snyder LLP

         23.1              Consent of KPMG LLP

         23.2              Consent of Hinckley, Allen & Snyder LLP
                           (contained in their opinion filed as Exhibit 5)

         24                Power of Attorney (included on signature page of
                           this Registration Statement)

Item 9.       Undertakings.

1.   Rule 415 offering.  The undersigned Registrant hereby undertakes:

               a. To file,  during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               i. To include any prospectus  required by Section 10(a)(3) of the
               Securities Act;

               ii. To  reflect  in the  prospectus  any facts or events  arising after the effective  date of the  registration  statement (or the most recent post-effective amendment thereof) which, individually or in  the  aggregate,  represent  a  fundamental  change  in the information set forth in the registration statement; and

               iii. To include any material information with respect to the plan of  distribution  not  previously  disclosed in the  registration statement  or any  material  change  to such  information  in the
               registration  statement;   PROVIDED,   HOWEVER,  that  paragraphs
               (a)(1)(i)  and  (a)(1)(ii)  do  not  apply  if  the  registration statement  is on  Form  S-3,  Form  S-8  or  Form  F-3,  and  the
               information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant  pursuant to Section 13 or 15(d) of the  Exchange  Act that are incorporated by reference in the registration statement.

          b. That, for the purpose of determining liability under the Securities
          Act, each such  post-effective  amendment  shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          c. To remove from registration by means of a post-effective  amendment any of the  securities  being  registered  which remain  unsold at the termination of the offering.

          2.  Filings   incorporating   subsequent  Exchange  Act  documents  by
          reference.  The undersigned  Registrant  hereby  undertakes  that, for purposes of determining  any liability  under the Securities Act, each filing of the Registrant's  annual report pursuant to Section 13(a) or
          15(d) of the Exchange Act (and,  where  applicable,  each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the
          Exchange Act) that is  incorporated  by reference in the  registration statement shall be deemed to be a new registration  statement relating to the securities offered therein, and the offering of such securities at that  time  shall be deemed to be the  initial  BONA FIDE  offering thereof.

          3.  Incorporated   annual  and  quarterly  reports.   The  undersigned
          registrant  hereby undertakes to deliver or cause to be delivered with the  prospectus,  to each  person  to whom the  prospectus  is sent or
          given,   the  latest  annual  report  to  security   holders  that  is
          incorporated by reference in the prospectus and furnished  pursuant to and  meeting  the  requirements  of Rule 14a-3 or Rule 14c-3 under the
          Exchange Act; and, where interim financial  information required to be presented  by  Article  3 of  Regulation  S-X is not set  forth in the prospectus,  to deliver,  or cause to be  delivered  to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

          4.  Requests  for   acceleration   of  effective  date  or  filing  of
          registration  statement on Form S-8.  Insofar as  indemnification  for liabilities  arising  under the  Securities  Act may be  permitted  to directors, officers and controlling persons of the Registrant pursuant to the foregoing  provisions,  or otherwise,  the  Registrant has been advised that in the opinion of the Commission such  indemnification is against  public  policy as  expressed  in the  Securities  Act and is,
          therefore,   unenforceable.   In   the   event   that  a   claim   for
          indemnification  against such  liabilities  (other than the payment by the Registrant for expenses incurred or paid by a director, officer or controlling  person of the Registrant in the successful defense of any action,  suit or proceeding) is asserted by such director,  officer or controlling person in connection with the securities being registered, the Registrant  will,  unless in the opinion of its counsel the matter has  been  settled  by  controlling  precedent,  submit  to a court of appropriate  jurisdiction the question whether such indemnification by it is against  public  policy as expressed in the  Securities  Act and will be governed by the final adjudication of such issue.

                        SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, as amended, the
Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement  to be  signed  on its  behalf  by  the  undersigned,  thereunto  duly authorized, in the City of Providence, State of Rhode Island, on the 15th day of
July, 2003.

                                                            BANCORP RHODE ISLAND, INC.

                                                            By:/s/ Merrill W. Sherman
                                                               -----------------------------------
                                                                Merrill W. Sherman
                                                                President and Chief Executive Officer

     We, the undersigned  officers and directors of Bancorp Rhode Island,  Inc., in the City of Providence,  Rhode Island hereby severally constitute and appoint
Merrill W. Sherman and Albert R.  Rietheimer our true and lawful  attorneys with full power of substitution together, and each of them singly, to sign for us and in our names in the capacities  indicated below,  the Registration  Statement on
Form  S-8  filed  herewith  and  any and all  pre-effective  and  post-effective amendments to said Registration  Statement,  and generally to do all such things in our names and on our behalf in our  capacities  as officers and  directors to enable  Bancorp  Rhode  Island,  Inc.  to  comply  with  the  provisions  of the
Securities Act of 1933, as amended,  and all  requirements of the Securities and
Exchange Commission,  hereby ratifying and confirming our signatures as they may be  signed  by our  said  attorneys,  or any one of them,  to said  Registration
Statement and all amendments thereto.

     Pursuant to the  requirements  of the  Securities  Act of 1933, as amended, this  registration  statement  has been signed by the  following  persons in the capacities and on the dates indicated:

            Signature                                          Title                   Date
            ---------                                          -----                   ----

/s/ Merrill W. Sherman                President and Chief Executive Officer;           7/15/03
----------------------                Director
Merrill W. Sherman

/s/ Albert R. Rietheimer              Chief Financial Officer and Treasurer            7/15/03
------------------------              (Principal Financial and Accounting
Albert R. Rietheimer                  Officer)

/s/ Karen Adams                       Director                                         7/15/03
-----------------------
Karen Adams

/s/ Anthony F. Andrade                Director                                         7/15/03
----------------------
Anthony F. Andrade

/s/ John R. Berger                    Director                                         7/15/03
----------------------
John R. Berger

/s/ Malcolm G. Chace                  Director                                         7/15/03
---------------------
Malcolm G. Chace

/s/ Ernest J. Chornyei, Jr.           Director                                         7/15/03
---------------------------
Ernest J. Chornyei, Jr.

____________________________          Director                                         7/15/03
Meredith Curren

/s/ Karl F. Ericson                   Director                                         7/15/03
-------------------
Karl F. Ericson

/s/ Margaret D. Farrell               Director                                         7/15/03
-----------------------
Margaret D. Farrell

/s/ Mark R. Feinstein                 Director                                         7/15/03
---------------------
Mark R. Feinstein

/s/ Edward J. Mack II                 Director                                         7/15/03
---------------------
Edward J. Mack II

/s/ Bogdan Nowak                      Director                                         7/15/03
----------------
Bogdan Nowak

/s/ Pablo Rodriguez                   Director                                         7/15/03
-------------------
Pablo Rodriguez

/s/ Cheryl W. Snead                   Director                                         7/15/03
-------------------
Cheryl W. Snead

/s/ John A. Yena                      Director                                         7/15/03
----------------
John A. Yena

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                       EXHIBIT
------                       -------

5                            Opinion of Hinckley, Allen &
                             Snyder LLP

23.1                         Consent of KPMG LLP

23.2                         Consent of Hinckley, Allen &
                             Snyder LLP (contained in their
                             opinion filed as Exhibit 5)

24                           Power of Attorney (included on
                             signature page of this Registration
                             Statement)

                                                                                                          Exhibit 5
                                                                                                          ---------

                                                              1500 FLEET CENTER
                                                              PROVIDENCE, RHODE ISLAND 02903
                                                              (401) 274-2000
                                                              FAX (401) 277-9600
HINCKLEY, ALLEN & SNYDER LLP
-------------------------------------------------------------------------------------------------
Attorneys at Law

                                                              July 15, 2003

Bancorp Rhode Island, Inc.
One Turks Head Place
Providence, RI 02903

     RE:  2003  Registration  Statement  on Form S-8 for  Issuance  of
     Additional Shares under the 2002 Incentive and Nonqualified Stock
     Option Plan.

Ladies and Gentlemen:

     We have acted as counsel to Bancorp  Rhode  Island,  Inc.,  a Rhode  Island corporation (the "Company"), in connection with the filing by the Company of the
Registration  Statement  on Form S-8  (the  "Registration  Statement")  with the
Securities  and  Exchange  Commission  relating  to an  additional  Seventy-Five
Thousand  (75,000)  shares of the Company's  common  stock,  par value $0.01 per share (the "Common  Stock"),  issuable  pursuant to the Company's 2002 Incentive and Nonqualified Stock Option Plan (the "Plan").

     In connection with this opinion, we have examined the Company's Articles of
Incorporation, the by-laws of the Company, the Registration Statement, corporate proceedings  of the Company  relating to the issuance of the Common  Stock,  the
Plan and such other  instruments  and documents as we have deemed relevant under the circumstances.

     In making the aforesaid examination, we have assumed the genuineness of all signatures and the conformity to original  documents of all copies  furnished to us as original or photostatic copies.

     Based upon and subject to the  foregoing,  we are of the  opinion  that the
Common  Stock which may be issued  under the Plan has been duly  authorized  and when  issued in  accordance  with the terms of the Plan will be validly  issued, fully paid and non-assessable.

     We hereby  consent  to the use of our  opinion  as  herein  set forth as an exhibit  to the  Registration  Statement.  This  opinion is  rendered  to you in connection with the  Registration  Statement,  and except as consented to in the preceding  sentence,  may not be relied upon or furnished to any other person in any context.  In giving such consent, we do not thereby admit that we are within the  category  of persons  whose  consent  is  required  under  Section 7 of the
Securities  Act of 1933 or the  rules  and  regulations  of the  Securities  and
Exchange Commission thereunder.

                                             Very truly yours,

                                             /s/ Hinckley, Allen & Snyder LLP

                                                                                                            Exhibit 23.1
                                                                                                            ------------

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors and Shareholders
Bancorp Rhode Island, Inc.

We consent to incorporation  by reference in the registration  statement on Form
S-8 of Bancorp Rhode Island, Inc. of our report dated January 23, 2003, relating
to  the  consolidated   balance  sheets  of  Bancorp  Rhode  Island,   Inc.  and
subsidiaries  as of  December  31, 2002 and 2001,  and the related  consolidated statements of  operations,  changes in  shareholders'  equity and cash flows for each of the years in the three-year period ended December 31, 2002, which report appears in the Annual Report on Form 10-K.

/s/ KPMG LLP

Providence, Rhode Island
July 14, 2003